EXHIBIT 32.1
Trico Marine Services, Inc.
Form 10-Q
Quarterly Report
Quarterly Period Ended September 30, 2008

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Joe Compofelice certify, pursuant to 18 U.S.C. Section 1350, that:

1.             the Quarterly Report on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2008	By: /s/ Joe Compofelice
Joe Compofelice
Chief Executive Officer

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Geoff Jones, certify, pursuant to 18 U.S.C. Section 1350, that:

1.             the Quarterly Report on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2008	By: /s/ Geoff Jones
Geoff Jones
Chief Financial Officer